--------------------------------------------------------------------------------
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                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                           FIRST-KNOX NATIONAL BANK
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                           FIRST-KNOX NATIONAL BANK
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):
/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

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
                             FIRST-KNOX BANC CORP.
                             ONE SOUTH MAIN STREET
                            MOUNT VERNON, OHIO 43050

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD TUESDAY, MARCH 26, 1996


TO THE HOLDERS OF COMMON SHARES:

Notice is hereby given that, pursuant to call of its Directors, the regular Annual Meeting of Shareholders of First-Knox Banc Corp. (the "Corporation") will be held at Mount Vernon Nazarene College, 800 Martinsburg Road, Mount Vernon, Ohio 43050, Tuesday, March 26, 1996, at 3:00 p.m., for the purpose of considering and voting upon the following matters:

        1. To elect to the Board of Directors five (5) persons, four (4) of whom shall serve for a three-year term until the Annual Meeting of Shareholders in 1999 and one (1) who will serve a two-year term until the Annual Meeting of Shareholders in 1998, all five (5) Directors to serve until his respective successor is elected and qualified.

        2. Whatever other business may properly be brought before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on February 16, 1996, shall be entitled to notice of the meeting and to vote at the meeting or at any adjournment thereof.

                                            By Order of the Board of Directors,



                                            /s/ Ian Watson

                                            Ian Watson
                                            Secretary





WE URGE YOU TO MARK, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY AND VOTE IN PERSON.

March 1, 1996

                             FIRST-KNOX BANC CORP.
                             ONE SOUTH MAIN STREET
                                    BOX 871
                            MOUNT VERNON, OHIO 43050
                                 MARCH 1, 1996

                                PROXY STATEMENT

                                    GENERAL

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of First-Knox Banc Corp. ("the Corporation") of Proxies in the accompanying form to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") of the Corporation to be held on March 26, 1996, at 3:00 p.m., at Mount Vernon Nazarene College, 800 Martinsburg Road, Mount Vernon, Ohio 43050, and at any adjournments thereof. Only those shareholders of record at the close of business on February 16, 1996, will be entitled to vote at the Annual Meeting. This Proxy Statement and Proxy are first being sent to shareholders on or about March 1, 1996.

All costs of solicitation of the Proxies will be borne by the Corporation. Solicitation will be made by mail. Proxies may be further solicited by officers, directors, or employees of the Corporation by telephone, written communication or in person. Any such officers, directors, or employees of the Corporation soliciting proxies shall receive no compensation beyond their normal compensation for performing such services. The Corporation will reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for expenses reasonably incurred by them in sending proxy materials to the beneficial owners of common shares of the Corporation ("Common Shares"). No solicitation is to be made by specially engaged employees or other paid solicitors.

                                     VOTING

The holder of each Common Share is entitled to one vote on all matters including the election of Directors. A shareholder, without affecting any vote previously taken, may revoke the shareholder's Proxy by giving notice to the Corporation in writing or in open meeting. Presence at the Annual Meeting does not in and of itself revoke a Proxy.

In the election of Directors each shareholder may cumulate the shareholder's votes if notice in writing has been given by any shareholder to the Corporation before 3:00 p.m. on March 24, 1996, of the shareholder's desire that the election shall be by cumulative voting and if an announcement of such notice is made upon the convening of the meeting. If cumulative voting is demanded, each shareholder will be entitled to multiply the shareholder's total number of shares held by the number of Directors being elected and then allocate these votes among the nominees as the shareholder sees fit. Also, if cumulative voting is involved, the enclosed Proxy would grant discretionary authority to the proxies named therein to cumulate votes and to distribute such votes to any one or more candidates as they see fit. In the case of either cumulative or non-cumulative voting, the persons receiving the largest number of votes in each class of Directors being elected will be elected.

Common Shares as to which the authority to vote is withheld and broker non-votes would not be counted toward the election of the individual nominees specified in the Proxy.

                           CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of January 1, 1996, certain information with respect to the only persons known to the Corporation to be the beneficial owners of more than five percent (5%) of the outstanding Common Shares of the Corporation.


                                                                                   Percent of
  Name and Address of                             Number of Shares                   Common
   Beneficial Owner                            Beneficially Owned (1)              Shares (2)
---------------------                          ----------------------              ----------
Russell E. Ramser, Jr.                               227,371 (3)                      6.38
20718 Danville-Amity Road
Mount Vernon, Ohio 43050

The First-Knox National Bank                         190,023 (4)                      5.33
(the "Bank")
Trust Department, Trustee
One South Main Street
Mount Vernon, Ohio 43050

(1) Unless otherwise noted, represents sole voting and investment power.

(2) The percent of Common Shares is based upon the sum of (i) 3,560,260 Common Shares outstanding as of January 1, 1996 and (ii) the number of Common Shares as to which the named person has the right to acquire beneficial ownership upon exercise of presently-exercisable stock options.

(3) Includes 11,854 Common Shares owned by Mr. Ramser's wife and 1,000 Common Shares which Mr. Ramser has the right to acquire beneficial ownership upon exercise of presently-exercisable stock options.

(4) Includes 71,601 Common Shares, 94,809 Common Shares, 16,438 Common Shares, and 7,175 Common Shares as to which the trust department has sole voting and investment power, sole voting and shared investment power, sole voting and no investment power, and shared voting and investment power, respectively.


                             ELECTION OF DIRECTORS

The Board of Directors consists of twelve (12) directors divided into three (3) classes. The terms of office of five (5) directors of one class expire at the Annual Meeting. The Code of Regulations of the Corporation (the "Regulations") provides that the Board of Directors shall be divided into three (3) classes and that each class consist of an equal number of directors. In order to equalize the number of directors in each class, Mr. George T. Culbertson, Jr. has been nominated to stand for election for a two (2) year term until the Annual Meeting of Shareholders in 1998, and until his successor is elected and qualified. The other four (4) Directors whose terms expire at the Annual Meeting have been nominated to serve three (3) year terms until the Annual Meeting of Shareholders in 1999, and until their respective successors are elected and qualified.

It is the intention of the persons named in the Proxy to vote for the election of the five (5) nominees named below unless the Proxy otherwise directs. All nominees are presently members of the Board of Directors. All of the nominees have stated their willingness to serve and no reason is presently known why any of the nominees would be unable to serve as a Director.

There are no family relationships among the executive officers and/or Directors of the Corporation. Each of the nominees and Directors listed below has furnished to the Corporation the information set forth with respect to his principal occupation or employment and his beneficial ownership of securities.

                                                         Common
                                                         Shares
                                                      Beneficially      Percent of
                             Principal Occupation         Owned           Common     Director
Name and Age                      Since 1991           1/1/96 (1)       Shares (2)     Since
------------                 --------------------     ------------      ----------   --------
                 NOMINEE FOR ELECTION FOR TERM EXPIRING IN 1998
George T. Culbertson, Jr.   Retired. Until 12/92,        9,337 (3)           *         1985
Age 71                      Chairman of the Board,
                            Progressive Communica-
                            tions Corp. (publisher of
                            Mount Vernon News)

                 NOMINEES FOR ELECTION FOR TERM EXPIRING IN 1999

James J. Cullers            Senior Partner, Zelkowitz,  40,033 (4)         1.12        1985
Age 65                      Barry & Cullers (attorneys
                            & general legal counsel for
                            the Bank)

Philip H. Jordan, Jr.       Chairman of the Board of     3,446               *         1985
Age 64                      the Bank. Retired. Prior
                            to 6/95, President,
                            Kenyon College

                                                         Common
                                                         Shares
                                                      Beneficially      Percent of
                             Principal Occupation         Owned           Common     Director
Name and Age                      Since 1991           1/1/96 (1)       Shares (2)     Since
------------                 --------------------     ------------      ----------   --------
Noel C. Parrish             President, NOE, Inc.        27,274 (5)           *         1985
Age 58                      (aircraft insurance
                            financing). Until 1991,
                            President, Parrish-O'Neill
                            & Assoc., Inc.

Carlos E. Watkins           President and CEO of the    60,341 (6)         1.69        1987
Age 59                      Corporation and Bank

                      DIRECTORS WHOSE TERMS EXPIRE IN 1998

John B. Minor               Retired. Pesident Coca-     60,179 (7)         1.69        1985
Age 72                      Cola bottling Company of
                            Mount Vernon prior to
                            1986

Russell E. Ramser, Jr.      Vice Chairman of the       227,371 (8)         6.38        1992
Age 67                      Board of the Corporation,
                            President, Maram Energy
                            (oil/gas exploration and
                            production)

Alan E. Riedel              Retired. Prior to 3/94,      7,699 (9)           *         1994
Age 65                      Vice Chairman, Cooper
                            Industries. Prior to 1992, a
                            Director and Senior Vice
                            President, Administration,
                            Cooper Industries

                      DIRECTORS WHOSE TERMS EXPIRE IN 1997

Robert S. Gregg             President, Phoenix          31,441 (10)          *         1985
Age 72                      Holding Company. Prior
                            to 1995, President, Gregg
                            Manufacturing Co.
                            (manufacturer of lighting
                            fixtures)

James A. McElroy            Chairman of the Board,      52,289 (11)        1.47        1985
Age 63                      AMG Industries. Until
                            1991, President, AMG
                            Industries

                                                         Common
                                                         Shares
                                                      Beneficially      Percent of
                             Principal Occupation         Owned           Common     Director
Name and Age                      Since 1991           1/1/96 (1)       Shares (2)     Since
------------                 --------------------     ------------      ----------   --------
William A. Stroud           Chairman of the Board       69,400 (12)        1.95        1985
Age 75                      of the Corporation. CEO
                            of the Corporation until
                            3/21/89

Stephen P. Upham, Jr.       Entrepreneur (real          39,936 (13)        1.12        1985
Age 74                      estate development and
                            management of Essup
                            Park, an industrial park)

Executive Officers and
Directors As a Group
(14 persons)                                           684,086 (14)        19.04

* Represents less than 1% of class.

(1) Represents sole voting and investment power except as otherwise indicated. For each Director except Mr. Watkins, includes 1,000 Common Shares which each Director has the right to acquire beneficial ownership upon exercise of presently-exercisable stock options.

(2) The percent of Common Shares is based upon the sum of (i) 3,560,260 Common Shares outstanding as of January 1, 1996 and (ii) the number of Common Shares as to which the named person has the right to acquire beneficial ownership upon conversion of presently-exercisable stock options.

(3) Includes 478 Common Shares owned by Mr. Culbertson's wife and 6,000 Common Shares held in a trust of which Mr. Culbertson is the beneficiary.

(4) Includes 824 Common Shares owned by Mr. Cullers' wife and 6,290 Common Shares held in a trust of which Mr. Cullers is the beneficiary. Includes 29,635 Common Shares held in trusts in which Mr. Cullers has voting and investment power.

(5)  Includes 14,233 Common Shares owned by Mr. Parrish's wife.

(6) Includes 3,385 Common Shares owned by Mr. Watkins' wife. Includes 19,418 Common Shares which Mr. Watkins has the right to acquire beneficial ownership upon exercise of presently-exercisable stock options and 850 Common Shares held in an account for Mr. Watkins' benefit under the Corporation's Savings Retirement Plan.

(7) Includes 13,309 Common Shares held in a trust of which Mr. Minor is the beneficiary.

(8)  Includes 11,854 Common Shares owned by Mr. Ramser's wife.

(9) Includes 413 Common Shares owned by Mr. Riedel's wife as to which Mr. Riedel disclaims beneficial ownership.

(10) Includes 7,716 Common Shares owned by Mr. Gregg's wife and 939 Common Shares held by Mr. Gregg as custodian for his children.

(11) Includes 30,389 Common Shares held in a trust of which Mr. McElroy is the beneficiary and 17,177 Common Shares owned by AMG Industries, Inc., a corporation controlled by Mr. McElroy, and 907 Common Shares owned by Mr. McElroy's wife.

(12) Includes 30,580 Common Shares owned by Mr. Stroud's wife.

(13) Includes 33,776 Common Shares held in a trust of which Mr. Upham is the beneficiary, and 5,160 Common Shares owned by Mr. Upham's wife.

(14) See notes (1) through (13). Includes 33,034 Common Shares which the executive officers of the Corporation as a group have the right to acquire upon exercise of presently-exercisable stock options.



                            NOMINATION OF DIRECTORS

Article III of the Regulations prescribes the method for a shareholder to nominate a candidate for election to the Board of Directors. Nominations, other than those made by or on behalf of the existing Board of Directors of the Corporation, must be made in writing and must be delivered or mailed to the President of the Corporation and to the Chairman, Federal Reserve Board, Washington, D. C., not less than 14 days, nor more than 50 days, prior to any meeting of shareholders called for the election of Directors. Such notification must contain the following information:

        a.  Name and address of each proposed nominee.
        b.  Principal occupation of each proposed nominee.
        c. Total number of shares of capital stock of the Corporation that will be voted for each proposed nominee.
        d.  Name and residence address of the notifying shareholder.
        e. Number of shares of capital stock of the Corporation owned by the notifying shareholder.

As of the date of this Proxy Statement, no persons have been so nominated for election at this Annual Meeting.

               THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

The Board of Directors meets quarterly and on other occasions when required by special circumstances. The Board of Directors of the Corporation held eight (8) meetings during the fiscal year ended December 31, 1995. Each director attended at least 75% of the aggregate of the number of Board of Directors meetings and the number of meetings of all committees on which he served during the year, except for Messrs. Culbertson, Gregg and McElroy.

Messrs. Ramser, Culbertson, Gregg and Upham serve on the Audit Committee of the Corporation, which met three (3) times in 1995. The Audit Committee makes recommendations to the Board of Directors concerning the selection and engagement of the Corporation's independent auditors. It meets with the independent auditors to discuss and review the annual audit. It also reviews reports by the internal auditor to the Audit Committees of subsidiaries on departmental and branch operations.

The Corporation also has a Planning and Budget Committee, a Stock Option Committee, and a Personnel Committee. The Personnel Committee and Stock Option Committee each play a role in reviewing and recommending compensation policies and plans for the Corporation and its affiliates. The Stock Option Committee, comprised of Messrs. Cullers, Stroud, Ramser and Riedel, met two (2) times during 1995. The Personnel Committee, the members of which are Messrs. Cullers, Ramser, Stroud and Jordan, met eleven (11) times during 1995. The Corporation does not have a standing nominating committee.

                     REMUNERATION OF DIRECTORS AND OFFICERS

EXECUTIVE COMPENSATION

The following table sets forth, for the three (3) fiscal years ended December 31, 1995, cash and non-cash compensation paid by the Bank to Carlos E. Watkins, President and CEO of the Corporation and the Bank and the only executive officer of the Corporation to earn salary and bonus in excess of $100,000.

                           SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------------------
                                                                     Long-Term
              Annual Compensation                                  Compensation
--------------------------------------------------------------------------------------------
                                                                Awards
     Name and                                                   -------           All Other
Principal Position      Year        Salary     Bonus (1)   Options/SARs (#)     Compensation
--------------------------------------------------------------------------------------------
Carlos E. Watkins,      1995        $156,465    $39,000            --             $2,772 (2)
President and CEO       1994         149,264      7,500         7,778 (3)          2,772 (2)
of the Corporation      1993         144,264     36,041            --              3,033 (4)
and Bank

(1) All bonuses reported were earned by Mr. Watkins pursuant to the incentive compensation plan of the Corporation and its affiliate banks (the "Incentive Compensation Plan"). Bonus amounts are determined and paid in the year following the year in which they are earned. Such bonus amounts are reported in the Summary Compensation Table in the year in which they were earned.

(2) Includes contributions of $2,772 to the Company's Savings Retirement Plan (the "Savings Retirement Plan") made on behalf of Mr.Watkins to match pre-tax elective deferral contributions in 1995 and 1994, respectively.

(3) The award was originally granted in regard to 3,704 Common Shares. That number subsequently was adjusted to reflect a distribution in the nature of a five percent (5%) stock dividend paid to all shareholders of the Corporation on October 24, 1994 and a one hundred percent (100%) stock dividend paid to all shareholders of the Corporation on September 1, 1995.

(4) Includes contributions of $2,698 to the Savings Retirement Plan made on behalf of Mr. Watkins to match 1993 pre-tax elective deferral contributions and a contribution of $335 to the Savings Retirement Plan made on behalf of Mr. Watkins pursuant to a one-time discretionary contribution of 10 Common Shares to each participant of the Savings Retirement Plan.



GRANT OF STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

During 1995, no stock options or stock appreciation rights were granted to Mr. Watkins.


STOCK OPTION AND STOCK APPRECIATION RIGHTS AND EXERCISES AND HOLDINGS

The following table sets forth certain information concerning the value at December 31, 1995 of unexercised options and SARs held by Mr. Watkins pursuant to the First-Knox Banc Corp. 1990 Non-Qualified Stock Option and Stock Appreciation Rights Plan. Mr. Watkins did not exercise any options or SARs during 1995.


                        AGGREGATE OPTION/SAR EXERCISES IN
                  LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                       FY-End Value $25.00
                                                 Number of                   Value of
                                             Shares Underlying              Unexercised
                                                Unexercised                In-The-Money
                                               Options/SARs                Options/SARs
                                               At FY-End (#)               at FY-End ($)
              Shares
            Acquired on        Value
Name       Exercise (#)    Realized ($)  Exercisable Unexercisable   Exercisable  Unexercisable
------------------------------------------------------------------------------------------------
Carlos E.
Watkins        - 0 -           - 0 -       23,301       17,041        $330,748      $153,498


DIRECTOR COMPENSATION

Directors who are not employees of the Corporation or its subsidiaries receive a fee of $3,000 per year plus $300 for each Board meeting and each Board committee meeting attended. Directors traveling from out of state to attend Board meetings and each Board committee meeting are reimbursed for reasonable travel expenses incurred.

Under the First Knox Banc Corp. 1995 Stock Option and Stock Appreciation Rights Plan, Directors, other than those employed by the Corporation (the "Non-Employee Directors"), are entitled to receive an annual grant on the first business day following the date of each annual meeting of shareholders of an option (the "Company Director Option") to purchase 1,000 Common Shares at an exercise price equal to the fair market value of the underlying Common Shares on the date of grant. Company Director Options granted to Non-Employee Directors become exercisable immediately upon grant and remain exercisable until the earlier to occur of the following two (2) dates (i) the tenth anniversary of the date of grant of such Company Director Option or (ii) three
(3) months (twelve months in the case of a Non-Employee Director who becomes disabled, as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), or who dies) after the date the Non-Employee Director ceases to be a member of the Board, except that if the Non-Employee Director ceases to be a member of the Board after having been convicted of, or pled guilty or nolo contendere to, a felony, his Company Director Option would be canceled on the date he ceases to be a member of the Board.

EMPLOYEES' RETIREMENT PLAN

The following table shows the estimated annual benefits payable under The First-Knox National Bank Employees Retirement Plan (the "Pension Plan") upon retirement for specified periods of service and levels of remuneration. The calculations assume that the person elects the annuity basis providing the maximum monthly payments without benefits to a surviving spouse.

                               PENSION PLAN TABLE

Remuneration                                     Years of Service
---------------------------------------------------------------------------------------------
                       15               20              25             30          35 or More
                       ---              --              ---            ---         ----------
    $250,000          $45,683         $60,431        $63,929         $67,427         $70,925
     225,000           45,683          60,431         63,929          67,427          70,925
     200,000           45,683          60,431         63,929          67,427          70,925
     175,000           45,683          60,431         63,929          67,427          70,925
     150,000           45,683          60,431         63,929          67,427          70,925
     125,000           37,916          50,074         52,858          55,641          58,425
     100,000           30,148          39,717         41,786          43,856          45,925

The Pension Plan provides for defined benefits upon retirement based on years of service, attaining the age of 65 and salary level. The Pension Plan also provides early retirement benefits and surviving spouses' benefits after satisfying certain requirements. No reduction in benefits is made as a result of Social Security benefits received.

The monthly retirement benefit is equal to 30% of average monthly compensation reduced proportionately, if the employee has less than 20 years of service at normal retirement, plus 20% of average monthly compensation greater than the Social Security covered compensation level. The monthly retirement benefit is further reduced proportionately if the employee has less than 35 years of service at normal retirement. Certain limitations are imposed on the maximum benefit payable under the Pension Plan pursuant to Section 415 of the Code. The benefit is payable as a 5 year certain or life annuity. Average monthly compensation is defined as the average of the highest five consecutive years of compensation out of the last ten years worked. Mr. Watkins has eight (8) years of service credited to him under the Pension Plan. He will be eligible to retire and receive benefits under the Pension Plan when he attains age 65. Compensation utilized for pension formula purposes includes only the salary and annual bonus reported in the Salary and Bonus columns of the Summary Compensation Table.

The Bank has purchased a life insurance policy on the life of Mr. Watkins. Under such policy, and a related agreement, Mr. Watkins or his beneficiary will receive an annual payment of $25,000 for ten years beginning the month following Mr. Watkins' 65th birthday if he is employed by the Bank at such time. If Mr. Watkins dies prior to age 65 or he is no longer an employee of the Bank on his 65th birthday, the Bank is entitled to the proceeds of the policy. The insurance policy is maintained as a supplemental retirement benefit to Mr. Watkins. The total cash surrender value of the policy is an asset of the Corporation to which Mr. Watkins has no right or interest.

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Corporation does not have a Compensation Committee, but does have a Personnel Committee. The members of the Personnel Committee are Messrs. Cullers, Ramser, Stroud and Jordan, each of whom is an outside Director. The function of the Personnel Committee is to review officer compensation and corporate benefit plans, and to forecast future personnel needs of the Corporation and its affiliates. The Corporation also has a Stock Option Committee, which administers the First-Knox Banc Corp. 1990 Non-Qualified Stock Option and Stock Appreciation Rights Plan (this plan expired on March 27, 1995) and the First-Knox Banc Corp. 1995 Stock Option and Stock Appreciation Rights Plan (collectively, the "Stock Option Plans"). The members of the Stock Option Committee are Messrs. Cullers, Ramser, Stroud and Riedel, each of whom is an outside Director.

Mr. Cullers is a senior partner in the law firm of Zelkowitz, Barry & Cullers which serves as general legal counsel for the Bank. The Bank paid $47,415 to Zelkowitz, Barry & Cullers for its legal services in fiscal year 1995. Zelkowitz, Barry & Cullers has served as legal counsel for the Bank for the past several years and will be retained in that capacity in the future.

Mr. Stroud is a former officer of the Corporation and the Bank.



                REPORT OF STOCK OPTION COMMITTEE AND PERSONNEL
                     COMMITTEE ON EXECUTIVE COMPENSATION

Notwithstanding anything to the contrary set forth in any of the Corporation's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, this Report and the graph set forth on page 13 shall not be incorporated by reference into any such filings.

DECISION-MAKING PROCESS. The executive officers of the Corporation receive no compensation from the Corporation. Instead, they are paid by the Bank for services rendered in their capacity as executive officers of the Corporation and the Bank. The Board of Directors of the Corporation has a four-member Personnel Committee, all of whom are outside Directors, which reviews and recommends officer compensation and corporate benefit plans and forecasts future personnel needs of the Corporation and its affiliates. The Board of the Corporation also has a Stock Option Committee, all of the members of which are outside Directors, which administers the Stock Option Plans. The Board of Directors of the Bank has a Personnel Committee, two of the four members of which are members of the Personnel Committee of the Corporation and all of the members of which are outside Directors of the Bank.

Executive officer compensation levels, including that of the CEO, are compared annually with independent surveys of the banking industry. The surveys utilized include banks of comparable size, market and geographic characteristics to the Corporation and the Bank. The surveys do not include the banks included in the KBW 50 Index referenced at page 13 hereof inasmuch as the banks in the KBW 50 Index are larger than the Corporation and the Bank. Based upon the median values indicated by these surveys, as well as the particular executive officer's individual contribution to the Corporation and the Bank, the skills and experiences required by the job, and the potential of the executive officer, recommenda-tions are made by the Personnel Committees of the Corporation and the Bank, which recommendations are reviewed and approved by the Board of Directors of the Bank. During 1995, no decisions of the Committees were modified in any material way or rejected by the Bank Board.

PHILOSOPHY AND CEO COMPENSATION. The compensation philosophy of the Corporation and its affiliate banks reflects a commitment to reward executive officers for performance through cash compensation and stock options. The cash compensation program for executive officers consists of two elements, a base salary component and an incentive component payable under the Incentive Compensation Plan. The combination of base salary and incentive compensation is designed to relate total compensation levels to the performance of the Corporation, its affiliates and the individual executive officer. The stock option program is designed to encourage and create ownership and retention of the Corporation's stock by key employees, thereby aligning the long-range interests of key employees with those of the Corporation's shareholders.

The objectives of the Incentive Compensation Plan are to motivate officers and reward the accomplishment of annual objectives of the Corporation and its affiliates; reinforce a strong performance orientation with differentiation and variability in individual awards based on contribution to annual and long-range business results; and provide a fully competitive compensation package which will attract, reward, and retain individuals of the highest quality. For executive officers of the Corporation, including the CEO, incentive awards are determined as a percentage of annual base salary, which percentage ranges from zero to fifty percent and are calculated utilizing a corporate goals factor and a performance factor. The corporate goals factor is based one-third upon the achievement of increased earnings and two-thirds upon return on beginning equity of the Corporation and the Bank. The components of this factor must exceed predetermined threshold levels before any executive incentive compensation is considered. The determination of the performance factor entails both an objective and subjective analysis of the executive officer's performance during the year. Once the threshold for the corporate goals factor has been attained, the corporate goals factor and the performance factor are equally weighted. The Incentive Compensation Plan awards for 1995 were paid in 1996.

The decision-making process and compensation philosophy of the Corporation and the Bank were applied by the Personnel and Stock Option Committees when determining 1995 compensation for Mr. Watkins. The Committees believe that the base salary earned by Mr. Watkins in 1995 was fair and reasonable based upon the performance of the Corporation and the Bank (for example, increased profitability over the previous fiscal year and strong return on equity, return on assets and loan quality as compared to comparable banks and bank holding companies) and when compared with executive compensation levels in the banking industry as reported by the independent surveys referenced above. Mr. Watkins' base salary for 1995 approximated the median of the base salaries reported in those surveys. The base salary earned by Mr. Watkins in 1995 also reflects the significant management and leadership responsibilities required of Mr. Watkins in his position as CEO and the effective manner in which Mr. Watkins fulfilled such responsibilities.

Mr. Watkins is rewarded through the Incentive Compensation Plan for his contribution to the Corporation's and the Bank's performance and operating results in the same manner as other executive officers. (See discussion above.) Incentive compensation earned by Mr. Watkins in 1995 was determined as a percentage of his annual base salary based upon the amount by which the corporate goals factor criteria were exceeded and the achievement of the performance factor criteria established for Mr. Watkins. In determining Mr. Watkins' 1995 incentive compensation, the Committees took into consideration the following factors: (1) the Corporation's and the Bank's threshold corporate goals factor criteria for increased earnings and return on equity were surpassed; (2) the market price of the Common Shares increased during 1995; and
(3) a positive evaluation by the Committees of Mr. Watkins' performance with respect to performance factors during 1995. The combination of these factors enabled the Committees to award Mr. Watkins with incentive compensation of approximately one-half of the total amount of maximum compensation available to the CEO under the Incentive Compensation Plan. The Incentive Compensation Plan award earned by Mr. Watkins in 1995 was paid in 1996.

    THE STOCK OPTION COMMITTEE                     THE PERSONNEL COMMITTEE
        OF THE CORPORATION                            OF THE CORPORATION

         James J. Cullers                             James J. Cullers
         Russell E. Ramser, Jr.                       Philip H. Jordan, Jr.
         Alan E. Riedel                               Russell E. Ramser, Jr.
         William A. Stroud                            William A. Stroud

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
         AMONG FIRST-KNOX BANC CORP., S&P 500 INDEX AND KBW 50 INDEX

The following graph sets forth a comparison of five year cumulative total return among the Common Shares, the S&P 500 Index and the Keefe, Bruyette & Woods, Inc. KBW 50 Index (the "KBW 50 Index") for the fiscal years indicated. Information reflected on the graph assumes an investment of $100 on December 31, 1990 in each of the Common Shares, the S&P 500 Index and KBW 50 Index. Cumulative total return assumes reinvestment of dividends. The KBW 50 Index represents stock price performance of fifty of the nation's large banks, as selected by Keefe, Bruyette & Woods, Inc. The Corporation is not among the fifty banking companies included in the KBW 50. The Corporation has not identified any published index of stock performance which includes the Corporation or banking companies comparable to it.

                                   FIRST-KNOX PERFORMANCE CALCULATION

DATE                        INDEX VALUE       KBW INDEX VALUE     S & P IN
                              1995                1995               1995

12/31/90                      100.00              100.00           100.00

06/30/91                      101.42              134.26           114.28
12/31/91                      109.34              158.27           130.48

06/30/92                      116.19              179.45           129.60
12/31/92                      128.58              201.68           140.41

06/30/93                      136.10              216.35           147.26
12/31/93                      161.09              212.85           154.56

06/30/94                      222.81              224.77           149.88
12/31/94                      223.47              201.99           158.80

06/30/95                      231.15              261.79           186.26
12/31/95                      277.19              323.52           215.45



                INDEBTEDNESS OF AND TRANSACTIONS WITH MANAGEMENT

During 1995 and up to the present date, some of the directors and officers of the Corporation and its subsidiaries were customers of and had banking transactions with the Bank and The Farmers and Savings Bank, both of which are subsidiaries of the Corporation. All of these transactions were in the ordinary course of each bank's business. All loans and commitments to loan included in such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, in the opinion of the management of the Corporation, do not involve more than a normal risk of collectibility or present other unfavorable features.


          COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Corporation's officers and directors, and persons who own more than ten percent (10%) of the Common Shares to file reports of ownership and changes in ownership on Forms with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten percent (10%) shareholders are required by SEC regulation to furnish the Corporation with copies of all such Forms. Based on the Corporation's review of the copies of such Forms, the Corporation believes that all its officers, directors and greater than ten percent (10%) shareholders complied with all filing requirements applicable to them with respect to transactions during 1995 and through the present date.


                                AUDITING MATTERS

Pursuant to the recommendation of its Audit Committee, the Board of Directors of the Corporation has retained Crowe, Chizek and Company, LLP, as independent auditors for the Corporation and its subsidiaries for the year ending December 31, 1996.

In addition to services rendered in connection with their audit function, Crowe, Chizek and Company reviews and assists with the filing of the Corporation's federal income tax returns. It is anticipated that a representative of Crowe, Chizek and Company will be present at the Annual Meeting and have the opportunity to make a statement if desired and will be available to respond to appropriate questions.


                                 OTHER MATTERS

The Board of Directors is not aware of any other matters which may come before the Annual Meeting. However, if any other matters requiring a vote of shareholders are properly presented to the meeting, it is intended that proxies in the accompanying form will be voted on such other matters in accordance with the recommendations of the Board of Directors or in accordance with the best judgment of the proxy holders on such matters.

                                 ANNUAL REPORT

The 1995 Annual Report, including the required audited financial statements of the Corporation and related financial information, is enclosed with this proxy soliciting material.

A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST BY A SHAREHOLDER. PLEASE ADDRESS YOUR REQUEST TO IAN WATSON, SECRETARY, FIRST-KNOX BANC CORP., BOX 871, MOUNT VERNON, OHIO 43050, TELEPHONE 614/399-5500 OR 800/837-5266.



                  PROPOSALS BY SHAREHOLDERS FOR 1997 MEETING

If any shareholder of the Corporation wishes to submit a proposal to be included in next year's Proxy Statement and acted upon at the annual meeting of the Corporation to be held in 1997, the proposal must be received by the Corporation prior to the close of business on November 4, 1996.



                                 MISCELLANEOUS

You are urged to mark, date, sign, and return your proxy promptly. For your convenience, a self-addressed envelope is enclosed on which no postage is required if mailed in the United States.


                                          By Order of the Board of Directors,


                                          /s/ Ian Watson

                                          Ian Watson
                                          Secretary





March 1, 1996

               PLEASE MARK, DATE, SIGN, AND RETURN IMMEDIATELY
                            FIRST-KNOX BANC CORP.
          PROXY FOR ANNUAL MEETING OF SHAREHOLDERS - MARCH 26, 1996
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Know all men by these presents, that I, the undersigned shareholder of First-Knox Banc Corp. (the "Corporation") do hereby nominate, constitute, and appoint L. Bruce Levering, Wendell W. McCoy, and Richard B. Murray, and each of them (with full power to act alone) my true and lawful proxy with full power of substitution, for me and in my name, place and stead to vote all the common shares of the Corporation standing in my name on its books on February 16, 1996, at the Annual Meeting of its Shareholders to be held at Mount Vernon Nazarene College, 800 Martinsburg Road, Mount Vernon, Ohio, on March 26, 1996, at 3:00 p.m. or any adjournment thereof, with all powers the undersigned would possess if personally present, as follows:

1A. To elect four (4) directors,  each to hold office for a term of three
    (3) years until the Annual Meeting of Shareholders in 1999, and until their respective successors are elected and qualified.

    [ ] FOR ALL NOMINEES LISTED BELOW (except as indicated below)*
    [ ] WITHHOLD AUTHORITY to vote for all nominees listed below

 James J. Cullers, Philip H. Jordan, Jr., Noel C. Parrish, Carlos E. Watkins

      *(INSTRUCTIONS: TO WITHHOLD AUTHORITY FOR ANY NOMINEE, WRITE THAT
                NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

--------------------------------------------------------------------------------


1B. To elect one (1) director to hold office for a term or two (2) years until the 1998 Annual Meeting of Shareholders in 1998, and until his respective successor is elected and qualified.

    [ ] FOR THE NOMINEE LISTED BELOW
    [ ] WITHHOLD AUTHORITY to vote for the nominee listed below

                          George T. Culbertson, Jr.


                                   (Continued, and to be signed on reverse side)

2. In their discretion, the proxies are authorized to vote upon such other business as may properly be brought before the meeting or any adjournment thereof. The Board of Directors at present knows of no other business to be presented by or on behalf of the Corporation or its Board of Directors at the meeting.

   This proxy will be voted as specified. UNLESS SPECIFIED, THE PROXY WILL BE VOTED FOR ALL NOMINEES NAMED IN PROPOSAL NUMBER 1A AND 1B, IF ANY OTHER BUSINESS IS PRESENTED AT SAID MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS OF THE BOARD OF DIRECTORS. The Board of Dirctors recommends a vote "FOR" each of the nominees listed. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and may be revoked prior to its exercise. All previous proxies given by the undersigned are hereby revoked.

                                                        DATE__________________


                                                ______________________________
                                                           Signature


                                                ______________________________
                                                           Signature


                                                All joint owners must sign.
                                                When signing as attorney,
                                                executor, administrator,
                                                trustee, or guardian, please
                                                give full title. If more than
                                                one trustee, all should sign.

                                                Please sign, date, and return
                                                your Proxy promptly in the
                                                enclosed envelope.


                   [ ] I PLAN TO ATTEND THE ANNUAL MEETING.